UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 22, 2016

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293	43-1309065
(Commission File Number)	(IRS Employer Identification No.)

411 Fountain Lakes Blvd., St. Charles, Missouri	63301
(Address of Principal Executive Offices)	(Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders

On June 22, 2016, the Company held its 2016 Annual Meeting of Shareholders (the “Meeting”). Three proposals were submitted to the shareholders at the Meeting. Those proposals and the manner in which votes were tabulated for each proposal were more fully described in the Proxy Statement. At the Meeting, the shareholders approved the three proposals submitted for a vote, and the vote tally with respect to each such proposal was as follows:

(a)	Re-election of the following five directors to serve until the 2017 annual meeting of shareholders and until their successors are duly elected and qualified:

Director	For	Withheld	Broker Non-Votes
Gerald E. Daniels	9,851,860	263,479	2,040,170
Daniel G. Korte	9,836,286	279,053	2,040,170
John M. Roeder	9,849,046	266,293	2,040,170
Steven K. Schaffer	9,851,715	263,624	2,040,170
Gregory L. Summe	9,843,213	272,126	2,040,170

(b)	Advisory Approval of Executive Compensation:

For	Against	Abstain	Broker Non-Votes
9,931,334	126,487	57,518	2,040,170

(c)	Ratification of the engagement of PricewaterhouseCoopers LLP by the Audit Committee of the Board of Directors to serve as the Company’s independent registered public accounting firm for 2016:

For	Against	Abstain	Broker Non-Votes
11,831,060	271,286	53,163	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 24, 2016

LMI AEROSPACE, INC.

By:	/s/ Clifford C. Stebe, Jr.
Clifford C. Stebe, Jr. Chief Financial Officer